The Penn Mutual Life Insurance Company The Penn Insurance and Annuity Company ® Application for Individual Life Insurance COMPACT A. Proposed Insured (PI 1) 1. Name First Middle Last 2. Sex 3. Date of Birth (mm/dd/yyyy) 4. Social Security/Tax ID # Male Female / / 5. Drivers License State, No., Issue and Expiration Date 6. Marital Status 7. Birth Place (State/Country) M D S W 8. Citizenship (If other, provide details including valid Green Card or Visa # and Type. Attach a copy of complete document.) US Other Details 9. Address Street City State Zip 10. Mailing Address (if different from above) Street City State Zip 11. Years at Address 12. Number 13. Email Address Personal ( ) Business ( )14. Employer 15. Occupation 16. How Long17. Business Address Street City State Zip B. Proposed Insured (PI 2) - Complete for: Survivorship Plan Additional Insured Rider If multiple additional insureds complete form PM5023. If info for PI 1 is same as PI 2 indicate same. 1. Name First Middle Last 2. Sex 3. Date of Birth (mm/dd/yyyy) 4. Social Security/Tax ID # Male Female / / 5. Drivers License State, No., Issue and Expiration Date 6. Marital Status 7. Birth Place (State/Country) M D S W 8. Citizenship (If other, provide details including valid Green Card or Visa # and Type. Attach a copy of complete document.) US Other Detail 9. Address Street City State Zip 10. Mailing Address (if different from above) Street City State Zip 11. Years at Address 12. Number 13. Email Address Personal ( ) Business ( ) 14. Relationship to First Insured 15. Employer 16. Occupation 17. How Long 18. Business Address Street City State Zip PM1143COM The Penn Mutual Life Insurance Company Page 1 of 13 ICC13 PM1143COM Philadelphia, PA 19172, www.pennmutual.com Rev. 10/19

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C. I. Whole Life and Term Coverage Details

1. Product Name (Select One) ☐ Versatile Choice Whole Life ☐ Survivorship Choice Whole Life
☐ Guaranteed Convertible Term℠ ☐ 10 ☐ 15 ☐ 20 ☐ 30
☐ Protection Non-Convertible Term℠ ☐ 10 ☐ 15 ☐ 20 ☐ 30

2. Face Amount (Excluding Riders) $ ________ + 3. Flexible Protection Amount $ ________ = 4. Total Initial Coverage $ ________

5. Whole Life Policy Payment Period (Number of Years) ________
Versatile Choice - Minimum 5 years; maximum up to the insured's insurance age 100.
Survivorship Choice - 20 years or until younger insured's insurance age 100.

II. Riders - Riders may not be available in all states, please refer to the state product approval chart for availability.

Versatile Choice Whole Life
Overloan Protection Benefit Rider * ☐ Yes ☐ No
* If left blank, policy will be issued as illustrated

☐ Accidental Death Benefit Rider $________
☐ Children's Term Insurance Rider
(Complete Section R of application)
Number of Units ________
☐ Flexible Protection Rider $________
☐ Guaranteed Purchase Option Rider $________
☐ Paid Up Additions (Number of Years)______
PUAR Version (Select only one)
☐ Accelerated Permanent Paid Up Additions Rider
☐ Enhanced Permanent Paid Up Additions Rider
☐ Surrender Value Enhancement Rider
☐ Waiver of Premium (Select only one)
☐ Disability Waiver of Premium Rider
☐ Enhanced Disability Waiver of Premium Rider

Survivorship Choice Whole Life
Overloan Protection Benefit Rider * ☐ Yes ☐ No
* If left blank, policy will be issued as illustrated

☐ Estate Preservation Term Rider $________
☐ Flexible Protection Rider $________
☐ Paid Up Additions (Number of Years)______
PUAR Version (Select only one)
☐ Accelerated Permanent Paid Up Additions Rider
☐ Enhanced Permanent Paid Up Additions Rider
☐ Policy Split Option

Guaranteed Convertible Term℠
☐ Accidental Death Benefit Rider $________
☐ Children's Term Insurance Rider
(Complete Section R of application) Number of Units_____
☐ Waiver of Premium (Select only one)
☐ Disability Waiver of Premium Rider with Automatic Conversion
☐ Disability Waiver of Premium Rider

Protection Non-Convertible Term℠
☐ Accidental Death Benefit Rider $________
☐ Children's Term Insurance Rider
(Complete Section R of application) Number of Units_____
☐ Disability Waiver of Premium Rider

III. Dividend Options

☐ Cash ☐ Paid Up Additions (Not available with Term) ☐ Accumulate at Interest ☐ Other
☐ Premium Reduction (Not available with Penn Check, Salary Allotment or the Automated Premium Offset Program)

IV. Additional Product Features

1. PUA Rider (PUAR) Information
(a) Initial premium to be used for PUAR $ ________
(b) Additional premium to be used for lump sum from 1035 exchange $ ________
(c) Additional Lump Sum $ ________
(d) Annual Payment Limit $ ________
(e) Scheduled PUAR Premium (Annual Amount for Billing) $ ________
*If Penn Check or Salary Allotment is selected as the payment method this will be the amount drafted for the PUA Rider.

2. Automatic Premium Loan ☐ Yes ☐ No (If no Automatic Premium Loan is selected, the default is **No**)

3. Automated Premium Offset Program ☐ Yes ☐ No Policy Year of Offset ________
- The Automated Premium Offset Program will automatically surrender Dividends/PUA's in the policy year entered above. Dividends are not guaranteed and loans may impact program availability.
- Once initiated, the program does not guarantee that dividends will always offset premiums in future years.
- This program will discontinue on any Policy Anniversary where Dividends/PUA's are less than total annual premium due.
- Surrendering Dividends/PUA's may result in a Modified Endowment Contract and/or a reduction in death benefit.

PM1143COM
ICC13 PM1143COM
Page 2 (Whole Life and Term) of 13
Rev. 10/19

C. I. Indexed Universal Life (IUL) Coverage Details 1. Product Name (Select One) Accumulation Builder Flex IUL Survivorship Plus Select IUL 2. Face Amount (Excluding Riders) 3. Supplemental Term Amount 4. Total Initial Coverage 5. Definition of Life Insurance (Select One) Guideline Premium Test Cash Value Accumulation Test 6. Death Benefit Option (Select One) Level Death Benefit Increasing Death Benefit II. Riders Accumulation Builder Flex IUL Survivorship Plus Select IUL Accidental Death Benefit Rider $ Accidental Death Benefit Rider $ _____________________ Additional Insured Term Insurance Rider Estate Preservation Term Insurance Rider $_____________ (Complete section B of application) $ Extended No Lapse Guarantee Rider Children’s Term Insurance Rider First Death Benefit Rider $__________________ (Complete section R of application) Number of Years _________ Number of Units Flexible Period Single Life Term Rider Disability Waiver of Monthly Deductions Rider Proposed Insured 1 Disability Waiver of Stipulated Premium Rider $_______________ Number of Years _________ (Disability Completion Benefit) Proposed Insured 2 Guaranteed Increase Option Rider $ $_______________ Number of Years _________ Overloan Protection Benefit Rider Overloan Protection Benefit Rider Return of Premium Term Insurance Rider Return of Premium Term Insurance Rider Supplemental Term Insurance Rider $ Supplemental Term Insurance Rider $_________________ Surrender Benefit Enhancement Rider Surrender Benefit Enhancement Rider Waiver of Surrender Charges Rider Waiver of Surrender Charges Rider III. Additional Product Features 1. Accumulation Builder Flex IUL Premium and DCA Allocation (a) Accumulation Builder Flex IUL Premium Allocation I elect to have my premium allocated directly to the accounts as indicated below. ________% Classic S&P 500 Indexed Account ________% Uncapped S&P 500 Indexed Account ________% High Cap S&P 500 Indexed Account ________% Fixed Account ________% High Floor S&P 500 Indexed Account ________% DCA Account ________% Enhanced S&P 500 Indexed Account (b) Accumulation Builder Flex IUL DCA Allocation (to be completed if DCA is selected) I elect to have my premium allocated from the DCA Account to the accounts as indicated below. ________% Classic S&P 500 Indexed Account ________% Enhanced S&P 500 Indexed Account ________% High Cap S&P 500 Indexed Account ________% Uncapped S&P 500 Indexed Account ________% High Floor S&P 500 Indexed Account Each Set of allocations in question 1(a) or 1(b) must equal 100%. 2. Survivorship Plus Select IUL Premium and DCA Allocations (a) Survivorship Plus Select IUL Premium Allocation I elect to have my premium allocated directly to the accounts as indicated below. ________ % 1 Year S&P 500 Indexed Account ________ % 1 Year S&P Global BMI Indexed Account ________ % Uncapped 1 Year S&P 500 Indexed Account ________ % 5&1 Year Blend S&P 500 Indexed Account ________ % High Participation 1 Year S&P 500 Indexed ________ % Fixed Account Account ________ % DCA Account (b) Survivorship Plus Select IUL DCA Allocation (to be completed if DCA is selected) I elect to have my premium allocated from the DCA Account to the accounts as indicated below. ________ % 1 Year S&P 500 Indexed Account ________ % 1 Year S&P Global BMI Indexed Account ________ % Uncapped 1 Year S&P 500 Indexed Account ________ % 5&1 Year Blend S&P 500 Indexed Account ________ % High Participation 1 Year S&P 500 Indexed Account Each Set of allocations in question 2(a) or 2(b) must equal 100%. PM1143COM Page 2 (IUL) of 13 ICC13 PM1143COM Rev. 10/19

C. I. Universal Life (UL) Coverage Details 1. Product Name (Select One) Guaranteed Protection UL Protection Guard UL 2. Specified Amount (Excluding Riders) $ 3.Definition of Life Insurance (Select One) Guideline Premium Test Cash Value Accumulation Test 4. Death Benefit Option (Select One) Level Death Benefit Increasing Death Benefit * * The Increasing Death Benefit option is not available for Guaranteed Protection UL. II. Riders Guaranteed Protection UL Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider (Complete Section B of application) $ Children’s Term Insurance Rider (Complete Section R of application) Number of Units Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Protection Guard UL Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider (Complete Section B of application) $ Children’s Term Insurance Rider (Complete Section R of application) Number of Units Disability Waiver of Monthly Deductions Rider Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Overloan Protection Benefit Rider PM1143COM Page 2 (UL) of 13 ICC13 PM1143COM Rev. 10/19

C. I. Variable Universal Life (VUL) Coverage Details 1. Product Name (Select One) Diversified Advantage Variable Universal LifeSM 2. Face Amount (Excluding Riders) 3. Supplemental Term Amount 4. Total Initial Coverage + = $ $ $ 5. Definition of Life Insurance (Select One) Guideline Premium Test Cash Value Accumulation Test 6. Death Benefit Option (Select One) Level Death Benefit Increasing Death Benefit II. Riders Diversified Advantage Variable Universal LifeSM Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider (Complete Section B of application) $ Cash Value Enhancement Rider Children’s Term Insurance Rider (Complete Section R of application) Number of Units Disability Waiver of Monthly Deductions Rider Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Overloan Protection Benefit Rider Supplemental Term Insurance Rider $ Waiver of Surrender Charges Rider III. Additional Product Features 1. Premium Allocation (a) Premium Allocation: Please specify the allocation of the net initial and subsequent premiums in Column A on the chart on the next page. Do not use increments of less than 1%. (b) Dollar Cost Averaging (DCA) – One box Must be selected. Annual premium must be at least $600. I elect DCA using the Money Market Fund. Please transfer $ __________ ($50.00 minimum) monthly from the Money Market Fund into the funds selected in Column B on the chart on the next page. I elect DCA using the 12-Month DCA Account. Please transfer funds in 12 monthly installments into the funds selected in Column C on the chart on the next page. I decline the DCA option. (c) Automatic Asset Rebalancing (AAR) – One box MUST be selected. The Money Market Fund is not available for AAR if the DCA option was elected. Minimum policy value of $1000 is required to activate AAR. I elect to have the total of the assets in all funds automatically rebalanced on the last business day of each calendar quarter into the funds selected in Column D on the chart on the next page. I decline the AAR option. (d) Monthly Deduction Allocation You may specify the investment options from which certain monthly charges will be deducted in Column E on the chart on the next page. If any particular investment option has insufficient funds to cover your specified percentage deduction, the charge will be deducted pro-rata from each of your investment options. Mortality and expense risk asset charges cannot be specified and will be deducted pro-rata from each of your investment options. Note: Mortality and expense risk asset charges are not deducted from any of the Fixed Account options. PM1143COM Page 2 (VUL) of 13 ICC13 PM1143COM Rev. 10/19

C. I. Variable Universal Life (VUL) Coverage Details (continued)

IV. Premium Allocation Chart

(e)

COL A INITIAL & SUB PMTS.	INVESTMENT OPTIONS	INVESTMENT MANAGERS	COL B DCA	COL C DCA from 12 month (not available for VMAX II and VUL 3)	COL D AAR	COL E Mo. Deduction Allocation (not available for VMAX II and VUL 3)
%	SMID Cap Value Fund	AllianceBernstein	$	%	%	%
%	Large Cap Value Fund	AllianceBernstein	$	%	%	%
%	Mid Core Value Fund	American Century	$	%	%	%
%	Real Estate Securities Fund	Cohen & Steers Capital Management	$	%	%	%
%	Large Core Value Fund	Eaton Vance Management	$	%	%	%
%	Small Cap Value Fund	Goldman Sachs Asset Management	$	%	%	%
%	SMID Cap Growth Fund	Goldman Sachs Asset Management	$	%	%	%
%	Mid Cap Growth Fund	Ivy Investment Management	$	%	%	%
%	Small Cap Growth Fund	Janus Capital Management	$	%	%	%
%	Large Cap Growth Fund	MFS Investment Management	$	%	%	%
%	Emerging Markets Equity Fund	Morgan Stanley Investment Mgmt.	$	%	%	%
%	Large Core Growth Fund	Morgan Stanley Investment Mgmt.	$	%	%	%
%	Mid Cap Value Fund	Neuberger Berman Investment Advisers	$	%	%	%
%	Money Market Fund	Penn Mutual Asset Management, LLC	N/A	%	%	%
%	Limited Maturity Bond Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Quality Bond Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	High Yield Bond Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Balanced Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Aggressive Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Moderately Aggressive Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Moderate Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Moderately Conservative Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Conservative Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Index 500 Fund	State Street Global Advisors	$	%	%	%
%	Small Cap Index Fund	State Street Global Advisors	$	%	%	%
%	Developed International Index Fund	State Street Global Advisors	$	%	%	%
%	Flexibly Managed Fund	T. Rowe Price Associates	$	%	%	%
%	Large Growth Stock Fund	T. Rowe Price Associates	$	%	%	%
%	International Equity Fund	Vontobel Asset Management	$	%	%	%
%	Traditional Fixed Account	The Penn Mutual Life Insurance Company	$	%	N/A	%
%	12-Month DCA Account	The Penn Mutual Life Insurance Company	N/A	N/A	N/A	N/A
%	Classic 1% Floor S&P 500 Indexed Account	The Penn Mutual Life Insurance Company	$	%	N/A	%
%	Enhanced S&P 500 Indexed Account	The Penn Mutual Life Insurance Company	$	%	N/A	%
%	Uncapped S&P 500 Indexed Account	The Penn Mutual Life Insurance Company	$	%	N/A	%
100%	TOTALS		$	100%	100%	100%

PM1143COM
ICC13 PM1143COM

Page 2 (VUL) of 13
Rev. 10/19

C. I. Variable Universal Life (VUL) Coverage Details (continued) (f) DCA, AAR, and Indexed Fixed Account Disclosures Any residual funds in the Money Market (less than the minimum) will automatically transfer to the allocation on record. Any residual funds in the 12-month DCA Account will automatically transfer to the allocation on record at the end of each 12-month period. The first DCA transfers will take place on the first monthly anniversary after the Free Look period ends. DCA transfers will continue monthly: – anytime the balance in the Money Market fund is above the minimum DCA transfers will not take place: – if the policy enters a grace period DCA transfers will continue until: – the company receives a written or telephone request from the Owner to terminate DCA or – five years from the start date of the first DCA transfer from the Money Market fund or the following date selected ________________ AAR will continue quarterly until: – The company receives a written or telephone request from the Owner to terminate AAR. (g) Disclosure (a) Did the Owner receive the prospectus? Yes No (b) Does the Owner understand that: The Death Benefit may increase or decrease depending on investment experience? Yes No The cash value may increase or decrease depending on the investment experience? Yes No The policy will lapse if the cash surrender value becomes insufficient to cover policy charges and the terms of the no-lapse provision of this policy (if applicable) have not been met. Yes No (c) Does the Owner believe that this policy will meet insurance needs and financial objectives? Yes No PM1143COM Page 2 (VUL) of 13 ICC13 PM1143COM Rev. 10/19

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D. Owner, if other than Insured – If product selected is a survivorship policy, Insureds will be joint owners with right of survivorship, unless otherwise specified. If Trust, give names of Trust and Trustee and date of Trust. 1. Name (First, Middle, Last or Trust/Entity) 2. Relationship to Proposed Insured 3. Address Street City State Zip 4. Phone Number ( ) 5. Mailing Address (if different from above) Street City State Zip 6. Birth/Trust Date (mm/dd/yyyy) 7. Social Security/Tax ID # 8. Email Address / / 9. Name of Trustee(s)/Authorized Company Representative 10. Drivers License State, No., Issue and Expiration Date E. Contingent Owner - If Trust, give name of Trust, Trustee and date of Trust. 1. Name (First, Middle, Last or Trust/Entity) 2. Relationship to Proposed Insured 3. Address Street City State Zip 4. Number ( ) 5. Mailing Address (if different from above) Street City State Zip 6. Birth/Trust Date (mm/dd/yyyy) 7. Social Security/Tax ID # 8. Email Address / / 9. Name of Trustee(s)/Authorized Company Representative 10. Drivers License State, No., Issue and Expiration Date F. Payor - Complete only if Payor is other than the Proposed Insured or Owner or if a different address is requested. 1. Name (First, Middle, Last or Trust/Entity) 2. Date of Birth (mm/dd/yyyy) / / 3. Address Street City State Zip 4. Mailing Address (if different from above) Street City State Zip 5. Social Security/Tax ID # 6. Phone Number 7. Email Address ( ) 8. Relationship to Proposed Insured 9. What is the amount of life insurance carried on the life of the Payor? 10. Please provide details as to why the Payor is paying the premiums. G. Certification of Owner’s Taxpayer ID Under penalty of perjury, I the Owner certify that: 1. The number shown in this application as my social security number or taxpayer identification number is correct; and 2. I am not subject to backup withholding because I have not been notified by the IRS that I am subject to backup withholding as a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, or I am exempt from backup withholding; and 3. I am a U.S. person (including a U.S. resident alien). Check this box if you are subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code. PM1143COM Page 3 of 13 ICC13 PM1143COM Rev. 10/19

H. Primary Beneficiary—If no beneficiary survives the Insured, proceeds revert to the Estate of the Insured. Date of Birth or Name (First, Middle, Last) and Social Security Phone Number Date of Trust Relationship % Address (Street, City, State, Zip) or Tax ID No. (mm/dd/yyyy) Name Address Name Address Name Address Name Address I. Contingent Beneficiary Date of Birth or Name (First, Middle, Last) and Social Security Phone Number Date of Trust Relationship % Address (Street, City, State, Zip) or Tax ID No. (mm/dd/yyyy) Name Address Name Address J. Additional Insured Rider Beneficiary—See contract language for additional information Date of Birth or Name (First, Middle, Last) and Social Security Phone Number Date of Trust Relationship % Address (Street, City, State, Zip) or Tax ID No. (mm/dd/yyyy) Name Address Name Address PM1143COM Page 4 of 13 ICC13 PM1143COM Rev. 10/19

K. Non-Conforming Illustration Acknowledgement (Non-variable only) An illustration is defined as a presentation or depiction that includes non-guaranteed elements of a policy over a period of years. If an illustration was presented during the sales process and matches the policy applied for, a copy of that illustration must be signed and submitted with the application. If the signed illustration is not submitted, indicate the reason below (check one). 1. An illustration was not presented to me 2. An illustration was presented to me, however, the policy applied for is different than as illustrated 3. An illustration was presented to me on a computer screen If 1, 2, or 3 are checked, I acknowledge, as applicant, that I did not receive and sign an illustration that matches this application for the reason indicated above. I also understand that an illustration matching the policy at time of issue will be provided for my signature no later than at the time the policy is delivered. L. Premium and Billing Information If money was collected with this application, please complete and submit the Temporary Insurance Agreement (TIA) PM1146. No TIA can be provided unless premium has been collected. 1. (a) Total premium to be billed $ (b) If single premium amount $ 2. (a) Additional premium expected via 1035 exchange $ ; (b) additional lump sum $ 3. Billing Mode and/or Method of Payment Single Premium Annual Semi-annual Quarterly Salary Allotment, the client should provide an existing account number if applicable SPIA Period Certain, Number of Years Penn Check (monthly): The client should provide an existing account number if applicable (For a new Penn Check account, see below) Draft initial premium when policy issued (Only available for Penn Check monthly) Must complete Penn Check Account information below if selecting Penn Check billing method, or policy will be issued quarterly. Penn Check is only available for premiums totaling $25.00 or more. Please include copy of void check. (a) Bank Name (b) Bank Routing and Account Number Routing # Account # (c) Account Type Checking Savings Pershing Other (d) Draft Date 1st 8th 15th 22nd (e) Bank Address Street City State Zip (f) Name (First, Middle, Last) of First Depositor (g) Name (First, Middle, Last) of Second Depositor M. Sources of Premium 1. What is the source of the premiums? (Indicate all that apply for any part of the premium.) Applicant’s personal income Applicant’s personal liquid assets Applicant’s family member, including spouse Applicant’s personal illiquid assets (Identify and describe their source below) Premium finance company (Identify lender below) Mortgage, reverse mortgage or home equity loan Other person or entity Annuity payments (identify type of annuity, source of (Identify and describe their source below) annuity premiums, reasons for annuity below) SPIA payments (identify and describe source of premium for SPIA below) PM1143COM Page 5 of 13 ICC13 PM1143COM Rev. 10/19

M. Sources of Premium (continued)

If anyone other than the applicant is paying any part of the premium, describe any arrangement which has been established or is being considered for repayment by the applicant, the Insured if other than the applicant, or any trust established by the Insured or the applicant. Indicate whether any such promised or potential repayment will or would come from the policy cash value or death benefit, and describe any other source of repayment.

N. Life Insurance In Force or Pending

	PI1	PI2
1. Has any Proposed Insured ever applied for life, health or disability insurance and been declined, postponed or offered on a basis other than applied?	☐ Yes ☐ No	☐ Yes ☐ No
2. Does any Proposed Insured have any formal or informal applications pending with any other life insurance company now?	☐ Yes ☐ No	☐ Yes ☐ No

If answered Yes to above questions, please give details for each Proposed Insured.

Proposed Insured 1

Proposed Insured 2

3. Does any proposed insured have any existing life insurance or annuities in force? ☐ Yes ☐ No
   (If Yes, complete any State required replacement forms and comparison statements.)
4. List all Insurance In Force on any Proposed Insured.

Insured's Name & Company	Business or Personal	Face Amount	Policy Number	Issue Year	Is Policy Being Replaced or Changed?	Check if 1035 Exchange
	☐ B ☐ P				☐ Yes ☐ No	☐ Yes ☐ No
	☐ B ☐ P				☐ Yes ☐ No	☐ Yes ☐ No
	☐ B ☐ P				☐ Yes ☐ No	☐ Yes ☐ No
	☐ B ☐ P				☐ Yes ☐ No	☐ Yes ☐ No
	☐ B ☐ P				☐ Yes ☐ No	☐ Yes ☐ No

O. Replacement and 1035 Exchange Information
Complete only if there is existing life insurance and/or annuity coverage.

1. Are you considering stopping premium payments, surrendering, replacing, forfeiting, assigning to the insurer or reducing your benefits under an existing policy or contract? ☐ Yes ☐ No
2. Are you considering using or borrowing funds from your existing policies or contracts to pay premiums due on the new or applied for policy? ☐ Yes ☐ No

   If answered Yes to either question, please complete and sign all required replacement forms.
3. If 1035 Exchange, will loan be carried over? ☐ Yes ☐ No If Yes, amount of loan $ ________________
   A 1035 loan transfer is not available on a whole life policy.
4. Loan Election for policy with an Indexed Loan feature.
   Loans being carried over to a policy with an Indexed Loan feature must elect the option to apply to the transferred loan. Please make one of the following selections: ☐ Traditional Loan Option ☐ Indexed Loan Option

P. Intent to Transfer & Life Expectancy Evaluation

1. Is there any arrangement that has been established, or is being considered, to make a collateral assignment of the policy, or otherwise to transfer the policy, or any part of the policy, or any interest in the policy (including any interest in a trust or other entity with an interest in the policy)? ☐ Yes ☐ No If Yes, please explain.
2. Has there been a life expectancy evaluation of the Insured in the past 2 years or is there an arrangement which has been established or is being considered to perform one in the future? ☐ Yes ☐ No
3. Have you settled or sold to a third party a life insurance policy in the past 5 years? ☐ Yes ☐ No
   If Yes, please indicate which policy (listed in Section P) was settled and explain.

PM1143COM
ICC13 PM1143COM

Page 6 of 13
Rev. 10/19

Q. Financial Needs Benefits - Give reasons for insuring the life of each Insured (check all that apply).

- ☐ Death Benefit Protection
- ☐ Savings, Accumulation
- ☐ Debt Protection
- ☐ Charitable Giving
- ☐ Deferred Compensation
- ☐ Tax Planning
- ☐ Transfer of Estate Upon Death
- ☐ Other, please describe.__________
- ☐ Retirement Funding
- ☐ Education/College Funding
- ☐ Buy/Sell

R. Children's Term Insurance Agreement

Child's Name (First, Middle, Last)	Relationship to Insured	Date of Birth (mm/dd/yyyy)	If School Age Current Grade	Height Ft./In.	Weight Lbs.	Insurance In Force	Driver's License State & Number (if applicable)
		/ /					
		/ /					
		/ /					
		/ /					
		/ /					
		/ /					

1. Are all children equally insured? ☐ Yes ☐ No
   If No, please provide details. __________
2. With whom and where do all children reside?
3. Please advise the amount of insurance currently in force on parent(s)/guardian.
   If none, please provide details.
4. Has any child been absent from school or work for more than 5 consecutive days due to illness or injury within the past 12 months? ☐ Yes ☐ No If Yes, please provide details.
5. Has any child ever been treated for or diagnosed by a member of the medical profession with any disease of the heart or circulatory system, lungs, kidney, tumor or cancer, diabetes, elevated blood pressure, nervous, blood or joint disorder, disorder of stomach, liver, intestines, paralysis or accident, Acquired Immune Deficiency Syndrome or alcohol/drug abuse? If Yes, please provide Insured name and details. ☐ Yes ☐ No
6. Has any child ever had any operation, medical treatment or physical exam within the past 2 years? ☐ Yes ☐ No
   If Yes, please provide Insured name and details.
7. Has any child smoked cigarettes or used tobacco in any form? ☐ Yes ☐ No
   If Yes, please provide when last used, amount, frequency and product.
8. In the past 5 years, has any child been convicted of a moving violation, been convicted of a DUI (driving under the influence of alcohol or drugs) or had their driver's license suspended or revoked? ☐ Yes ☐ No
   If Yes, please provide details.

Special Requests

PM1143COM
ICC13 PM1143COM
Page 7 of 13
Rev. 10/19

S. Tobacco and/or Nicotine Use Information

1. Does either person proposed for coverage, currently use or have they ever used tobacco or products in any form containing nicotine (e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum, nicotine patches, or any other nicotine delivery system)?

(a) Proposed Insured 1 ☐ Yes ☐ No If Yes:
(b) Type ______________ (c) Amount ______________
(d) Frequency ______________
(e) Date Last Used (mm/dd/yyyy) ____/____/________

(f) Proposed Insured 2 ☐ Yes ☐ No If Yes:
(g) Type ______________ (h) Amount ______________
(i) Frequency ______________
(j) Date Last Used (mm/dd/yyyy) ____/____/________

T. Personal Physician Information

1. Personal Physician - If no personal physician, list physician last consulted, date and reason last consulted. For Proposed Insured 1 and Proposed Insured 2.

Proposed Insured 1 Physician Name	Date Last Seen (mm/dd/yyyy) / /	Phone Number ( )
Address Street	City	State Zip
Reason Last Seen		
Proposed Insured 2 Physician Name	Date Last Seen (mm/dd/yyyy) / /	Phone Number ( )
Address: Street	City	State Zip
Reason Last Seen		

U. Lifestyle Information - Complete for Proposed Insured 1 and Proposed Insured 2 or Additional Insureds. Provide details to any Yes answers in Details section.

	PI1	PI2
1. Does either Proposed Insured intend to reside or travel outside the United States within the next 24 months other than vacation of not more than 2 weeks? If Yes, please complete foreign travel questionnaire PM0326, EXCEPT for vacations of not more than 2 weeks duration. If vacation, provide complete details including dates, destinations, and duration in the Details section on page 9.	☐ Yes ☐ No	☐ Yes ☐ No
2. Within the past 2 years, has either Proposed Insured flown or taken instruction as a pilot or crew member or does either proposed insured intend to do so within the next two years? (If Yes, please complete Aviation Supplement form # 5835-5)	☐ Yes ☐ No	☐ Yes ☐ No
3. Within the past 2 years, has either Proposed Insured engaged in any kind of racing, scuba or sky diving, hang gliding, base jumping, mountain or rock climbing, or big game hunting or does either proposed insured intend to do so within the next 2 years? (If Yes, please complete appropriate questionnaire - PM2782, PM2782A or PM1047)	☐ Yes ☐ No	☐ Yes ☐ No
4. Within the past five years, has either Proposed Insured:		
(a) Been convicted of a moving violation or had their driver's license suspended or revoked?	☐ Yes ☐ No	☐ Yes ☐ No
(b) Been convicted of a DUI (driving under the influence of alcohol or drugs)?	☐ Yes ☐ No	☐ Yes ☐ No
5. Has either Proposed Insured been convicted of, or currently charged with, the commission of any criminal offense – other than the violation of a motor vehicle law – within the last 10 years?	☐ Yes ☐ No	☐ Yes ☐ No
6. Is either Proposed Insured a member, or entered into a written agreement to become a member, of any armed forces or military reserve? (If Yes, please complete PS1017)	☐ Yes ☐ No	☐ Yes ☐ No
7. Has either Proposed Insured declared bankruptcy? (If Yes, please advise if discharged and date of discharge)	☐ Yes ☐ No	☐ Yes ☐ No
8. Is either Proposed Insured currently receiving, or within the past 5 years have they received or applied for, any disability benefits, including Workers Compensation, Social Security Disability Insurance, or any other form of disability insurance?	☐ Yes ☐ No	☐ Yes ☐ No

PM1143COM
ICC13 PM1143COM
Page 8 of 13
Rev. 10/19

U. Lifestyle Information (continued) Details of any YES answers in Section U. V. Financial Information A. Personal Finances – (Needs to be completed for all applications. If PI is a child please use parent information.) PI 1 PI 2 1. Annual Earned Income from occupation (after deduction of business expenses) $ $ 2. Other Income (give source) $ $ 3. Net Worth $ $ B. Business Finances - Complete the following section for business owned contracts. 1. Business Insurance Purposes Key Person Buy Sell Business Loan Other Assets Liabilities Gross Sales Net Income Fair Market Value of Business Current Year $ $ $ $ $ Previous Year $ $ $ $ $ 2. How was the amount applied for determined? 3. What percentage of the business is owned by the Proposed Insured(s) ? % 4. Are other partners/Owners/executives insured or applying for life insurance with any company? Yes No If Yes, please provide details. Special Instructions and Home Office Amendments and Corrections PM1143COM Page 9 of 13 ICC13 PM1143COM Rev. 10/19

W. Non-Medical Part 2 - Complete for all Proposed Insureds not requiring an examination (see Penn Mutual medical evidence chart for details). Completion for Proposed Insureds being examined is optional, but encouraged. Provide details to any Yes answers in Details section on page 11.

PI1 1. Height (in shoes) ______ ft. ______ in. 2. Weight (clothed) ____________ lbs. Weight change in last year? ☐ Yes ☐ No
If Yes, ☐ Increase ☐ Decrease No. of lbs. ____________

PI2 3. Height (in shoes) ______ ft. ______ in. 4. Weight (clothed) ____________ lbs. Weight change in last year? ☐ Yes ☐ No
If Yes, ☐ Increase ☐ Decrease No. of lbs. ____________

	PI1	PI2
5. Are you presently taking any medication, supplements or homeopathic remedies either prescribed or over the counter?	☐ Yes ☐ No	☐ Yes ☐ No
6. During the past 10 years, has a licensed member of the medical profession treated you for, or made a diagnosis of:		
a. High blood pressure, chest discomfort, heart attack, heart murmur, circulatory or heart disorder?	☐ Yes ☐ No	☐ Yes ☐ No
b. Diabetes, sugar in urine, thyroid disorder, elevated cholesterol or other endocrine or metabolic disorder?	☐ Yes ☐ No	☐ Yes ☐ No
c. Asthma, bronchitis, emphysema, shortness of breath, sleep apnea or any other lung or respiratory disorder?	☐ Yes ☐ No	☐ Yes ☐ No
d. Hepatitis, cirrhosis, ulcer, colitis or other disorder of the stomach, liver or digestive system?	☐ Yes ☐ No	☐ Yes ☐ No
e. Anemia, leukemia or other blood or clotting disorder?	☐ Yes ☐ No	☐ Yes ☐ No
f. Arthritis, gout, back or joint pain, bone fracture, muscle disorder, or any disorder of the skin?	☐ Yes ☐ No	☐ Yes ☐ No
g. Seizures, stroke, fainting, paralysis, falls, loss of consciousness, mental or emotional disorder or any other disorder of the brain or nervous system?	☐ Yes ☐ No	☐ Yes ☐ No
h. Alzheimer's disease, dementia, memory impairment, Parkinson's disease or any other progressive neurological disease?	☐ Yes ☐ No	☐ Yes ☐ No
i. Cancer, tumor, polyp or cyst?	☐ Yes ☐ No	☐ Yes ☐ No
j. Disorder of eyes, ears, nose or throat?	☐ Yes ☐ No	☐ Yes ☐ No
k. Kidney, bladder, urinary, reproductive organ, breast or prostate disorder?	☐ Yes ☐ No	☐ Yes ☐ No
l. Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex (ARC), or any disorder of the immune system or a positive blood test for antibodies to the HIV virus?	☐ Yes ☐ No	☐ Yes ☐ No
7. Have you ever used any controlled substances such as: amphetamines, barbiturates, hallucinogens, heroin, morphine, cocaine, marijuana, opiates or any prescription drug, except as prescribed by a physician? If Yes, please complete Substance Use Questionnaire PM0293.	☐ Yes ☐ No	☐ Yes ☐ No
8. Have you ever been advised by a physician to limit or discontinue the use of alcohol or drugs, sought or received medical treatment, counseling or participated in a self help group for alcohol or drug use? If Yes, please complete Substance Use Questionnaire PM0293.	☐ Yes ☐ No	☐ Yes ☐ No
9. Other than previously stated, have you within the past 5 years:		
a. Consulted a physician or any other practitioner, had a check-up, illness, surgery or been hospitalized?	☐ Yes ☐ No	☐ Yes ☐ No
b. Had an electrocardiogram, exercise treadmill test, echocardiogram, X-ray, blood test or other diagnostic test, excluding HIV related tests?	☐ Yes ☐ No	☐ Yes ☐ No
c. Been advised to have, or scheduled, any diagnostic test, hospitalization or surgery which was not completed, excluding HIV related tests?	☐ Yes ☐ No	☐ Yes ☐ No

PM1143COM
ICC13 PM1143COM
Page 10 of 13
Rev. 10/19

W. Non-Medical Part 2 (continued) 10. Family History Have any of your immediate family members (parents, brothers and sisters) died or been diagnosed or treated by a member of the medical profession as having diabetes, heart disease, TIA (transient ischemic attack) or other cerebrovascular disorder, cancer, stroke, Huntington’s disease and Chorea, neuromuscular disorder, or kidney disease prior to age 60? PI 1 Yes No PI 2 Yes No (If Yes, provide details in Medical Impairment section below.) Amount of Insurance Age(s) Age(s) Medical Impairment Cause of Death (Complete if Proposed (if living) (at death) Insured is under 17) Father (PI 1) Father (PI 2) Mother (PI 1) Mother (PI 2) Brother (PI 1) Brother (PI 2) Sister (PI 1) Sister (PI 2) X. Details for Medical History Questions Question No. Date Details (include full names and address Person and Letter (mm/dd/yyyy) of physicians, hospitals, etc.) PM1143COM Page 11 of 13 ICC13 PM1143COM Rev. 10/19

Additional Remarks Y. Authorization for Fund Transfer (Variable only) The agent/registered representative may request transfers of account values pursuant to my instruction. If neither box is checked only the owner may request transfers of account values. Yes No Penn Check Authorization By completing Section L of this application, I authorize monthly payments from my checking or savings account, or from my Pershing Resource Checking or Pro Cash Plus account to the Penn Mutual Life Insurance Company, its subsidiaries, affiliates, and third party administrators (herein Company) for premiums on this policy, beginning with the next periodic payment that comes due under the contract, until such time as a payment cannot be made due to insufficient funds or the Company gives the other parties at least 30 days’ advance written notice of the termination of such payment plan. I am able to cancel the payment plan at any time by either calling the Company at 1-800-523-0650 or in writing. Monthly payments will be drawn from my account on or about the date specified in this application. If no date has been selected in Section L, the draw date will be the 15th of the month. I further agree that if any such check be dishonored, whether with or without cause and whether intentionally or inadvertently, the Company shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance. Notice and Consent for Employer Owned Insurance The undersigned Insured hereby consents to being insured for the initial maximum amount of insurance indicated in Section C of this application. The undersigned Insured understands and consents that the Insured’s employer indicated in Section D and Section H of this application will be the Owner and beneficiary of the life insurance policy, and that the employer may continue to maintain the life insurance policy beyond the term of the Insured’s employment. Indexed Account Disclosure “S&P®”, “Standard & Poor’s®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P Global BMI™”, “Standard & Poor’s Global BMI™”, “S&P Global Broad Market Index™”, and “Standard & Poor’s Global Broad Market Index™” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by The Penn Insurance and Annuity Company and its affiliates. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of purchasing this product. Continued on Page 13 PM1143COM Page 12 of 13 ICC13 PM1143COM Rev. 10/19

Representations (Please Read Carefully) I (we), the Proposed Insured(s), and the Applicant(s) if other than the Proposed Insured(s), and the Applicant(s) on behalf of the Proposed Insured(s), if the Proposed Insured(s) is (are) age 17 or less and the Applicant(s) is (are) authorized under applicable law to make such a representation on behalf of the Proposed Insured(s), represent that the statements and answers in this Part I of the application are written as made by me (us) and are complete and true to the best of my (our) knowledge and belief. I (we) the Proposed Insured(s), or the Applicant(s) if other than the Proposed Insured(s) agree that they will be a part of the contract of insurance if issued, that I (we) will be bound by such statements and answers, and that the Company, believing them to be true, will rely and act upon them. I (we) also understand and agree that: 1. Subject to any coverage provided under the terms and provisions of a Temporary Insurance Agreement, if applicable, no insurance coverage will be in force until the first modal premium is paid in full AND a life insurance policy has been issued and delivered to the policy owner while the health, habits, occupation, financial circumstances and other facts relating to the Proposed Insured(s) and to the Payor, if a Payor Benefit is issued, are the same as described in this Part I of the application, any Part II required by the Company, and any amendments or supplements to them. 2. Notice to or knowledge of an agent or a medical examiner is not notice to or knowledge of the Company, and no agent or medical examiner is authorized to accept risks, to pass upon acceptability for insurance or to modify any contract of insurance. 3. Acceptance of any policy issued based on this application will be a ratification of any amendments or corrections noted by the Company in the space headed “Home Office Amendments and Corrections”, except that if required by statute, regulation or Interstate Insurance Product Regulation Commission standard, any change in amount, age, plan of insurance, additional benefits or classification must be agreed to in writing. Fraud Warning Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Signatures - If Proposed Insured is under age 18, Parent or Guardian must sign and include relationship. Signed and Dated by the Applicant in / / City State Date (mm/dd/yyyy) Signature of Insured (Or Parent/Guardian if Insured is under the age of 18) Proposed Insured 1 Proposed Insured 2 Signature of Owner and/or Applicant if other than the Proposed Insured Owner* Applicant *If a Corporation, the signature and title of any authorized officer other than the Proposed Insured(s) is required and the full name of the Corporation must be shown. If a Trust, the signature of the Trustee(s), as required by the Trust document. Signature of Payor Agent’s Certification - Be sure to check appropriate block. Each agent present at solicitation must sign. I certify to the best of my knowledge the answers to the questions in all parts of this application are true and correct. I further certify to the best of my knowledge this policy will will not replace or change any existing life insurance or annuity policy now in force. / / Signature of Agent Date (mm/dd/yyyy) / / Signature of Agent Date (mm/dd/yyyy) PM1143COM Page 13 of 13 ICC13 PM1143COM Rev. 10/19